Exhibit 99.1

Clarivate Amends Share Repurchase Program as Part of Balanced Capital Allocation Plan

Board to Resume Share Repurchases Following Progress toward Target Leverage Range

LONDON, May 24, 2023 – Clarivate Plc (NYSE: CLVT) (the “Company” or “Clarivate”), a global leader in connecting people and organizations to intelligence they can trust, today announced that, given its reduced debt profile, the Company’s Board of Directors has approved the extension of its share repurchase authorization through December 31, 2024, and reduced the authorization from $1 billion to $500 million.

Jonathan Gear, Chief Executive Officer of Clarivate, said, “The changes to the share repurchase program reflect our Board and management team’s confidence in Clarivate’s strategy, execution and commitment to allocating our significant free cash flow towards the Company’s capital structure, investing for growth and returning capital to shareholders. Having made significant progress in reducing our leverage, we are now positioned to increase shareholder returns through the share repurchase program. We intend to execute against this $500 million authorization until the end of 2024, while continuing to strengthen our balance sheet and still achieving a leverage ratio of less than 4x net debt to EBITDA by the end of 2023.”

To enable the buybacks under the above Board authorization, the Company will be seeking shareholder approval at a general meeting in July to permit it to conduct open-market purchases of up to 100,000,000 of its ordinary shares from time to time as approved by the Board of Directors at a minimum purchase price of $1 per share and maximum purchase price of $35 per share to enable continued share repurchases in the open market at current market levels.

About Clarivate

Clarivate™ is a leading global information services provider. We connect people and organizations to intelligence they can trust to transform their perspective, their work and our world. Our subscription and technology-based solutions are coupled with deep domain expertise and cover the areas of Academia & Government, Life Sciences & Healthcare and Intellectual Property. For more information, please visit clarivate.com.

Forward-Looking Statements

This communication contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like "aim," "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "forecast," "future," "goal," "intend," "likely," "may," "might," "plan," "potential," "predict," "project," "see," "seek," "should," "strategy," "strive," "target," "will," and "would" and similar expressions, and variations or negatives of these words. Instead, they are based only on management's current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption "Risk Factors" in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission ("SEC"). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Clarivate intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the general meeting of shareholders. CLARIVATE SHAREHOLDERS ARE STRONGLY ADVISED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain any proxy statement, any amendments or supplements to any proxy statement and other documents filed by Clarivate with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at Clarivate’s website at www.clarivate.com.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN SOLICITATION

Clarivate, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Clarivate shareholders in connection with the matters to be considered at the general meeting, or any adjournment or postponement thereof. Information about Clarivate’s directors and executive officers, and their direct and indirect interests in Clarivate, is available in Clarivate’s proxy statement, filed March 23, 2023 for its 2023 Annual General Meeting. To the extent holdings of Clarivate’s securities by such directors or executive officers have changed since the amounts included in the 2023 proxy statement, such changes have been or will be reflected on reports filed with the SEC in accordance with the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the general meeting.

Investor Relations Contact
Mark Donohue, Head of Investor Relations

investor.relations@clarivate.com

Media Contact
Amy Bourke-Waite, Senior Director, Corporate Communications

newsroom@clarivate.com